Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$14,959,080
Unrealized Gain (Loss) on Market Value of Futures	(5,608,040)
Dividend Income	10,910
Interest Income	28,685
ETF Transaction Fees	1,750
Total Income (Loss)	$9,392,385

Expenses
General Partner Management Fees	$74,409
Professional Fees	24,372
Brokerage Commissions	11,124
Non-interested Directors' Fees and Expenses	648
Prepaid Insurance Expense	353
Total Expenses	110,906
Expense Waiver	(21,686)
Net Expenses	$89,220
Net Income (Loss)	$9,303,165

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/16	$116,733,161
Withdrawals (850,000 Shares)	(13,013,254)
Net Income (Loss)	9,303,165

Net Asset Value End of Month	$113,023,072
Net Asset Value Per Share (7,200,000 Shares)	$15.70

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612